Global Futures & Forex, Ltd.

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012

INDEX
Page
Independent Auditors’ Report                                             2
Consolidated Statements of Financial Condition as of December 31, 2012 and 2011                    3
Consolidated Statements of Operations for the Years Ended December 31, 2012, 2011 and 2010                 4
Consolidated Statements of Changes in Shareholder's Equity for the Years Ended December 31, 2012, 2011 and 2010    5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, 2011 and 2010                6
Notes to Consolidated Financial Statements                                      7 - 14

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholder of
Global Futures & Forex, Ltd. and Subsidiaries
Grand Rapids, Michigan

We have audited the accompanying consolidated financial statements of Global Futures & Forex, Ltd. and subsidiaries (the “Company”), which comprise the consolidated statements of financial condition as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive loss, changes in shareholder’s equity, and cash flows for the three years in the period ended December 31, 2012, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting policies generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Futures & Forex, Ltd. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the three years in the period ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
As discussed in Note 1, subsequent to December 31, 2012, GAIN Capital Holdings, Inc. completed a transaction to acquire all of the equity interests of the Company.
/s/ Deloitte & Touche LLP
November 18, 2013
Chicago, Illinois

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)
	As of December 31,
ASSETS:	2012	2011
Cash and cash equivalents	$36,043	$64,944
Segregated cash	193,661	235,135
Receivable from brokers	77,403	65,000
Property and equipment - net of accumulated depreciation	19,312	23,950
Security deposits	887	918
Prepaid assets	5,422	3,655
Note receivable - affiliate	957	1,650
Other assets	5,697	6,712
Total assets	$339,382	$401,964
LIABILITIES AND SHAREHOLDER'S EQUITY:
Liabilities
Payable to customers	$226,380	$259,056
Accounts payable	8,844	7,142
Accrued expenses and other liabilities	15,156	15,647
Total Liabilities	$250,380	$281,845
Shareholder's equity
Common stock	$1,500	$1,500
Additional paid in capital	257	257
Accumulated other comprehensive income/(loss)	146	(2,794)
Retained earnings	87,099	121,156
Total shareholder's equity	$89,002	$120,119
Total liabilities and shareholder's equity	$339,382	$401,964

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) / INCOME
(in thousands)
	For the Fiscal Years Ended December 31,
REVENUES:	2012	2011	2010
Trading income, net	$88,372	$136,676	$156,086
Commission income	6,872	2,525	2,050
Administrative fee income	1,215	1,839	2,182
Interest income	468	745	749
Other revenue	263	4,201	636
Total revenues	$97,190	$145,986	$161,703
EXPENSES:
Employee costs	$38,889	$41,724	$33,348
Referral fees	25,706	29,754	39,979
Advertising and promotion	15,268	22,136	19,382
Software expenses	13,289	12,668	6,054
Depreciation and amortization	9,507	9,983	10,475
Trading expenses	12,633	8,202	9,997
Occupancy expenses	4,413	5,513	4,122
Professional fees	1,573	2,808	12,413
Travel and entertainment	1,632	1,570	1,764
Other expenses	7,848	6,531	4,337
Total expenses	130,758	140,889	141,871
(LOSS)/INCOME BEFORE TAXES	(33,568)	5,097	19,832
Income tax expense	489	8,865	9,471
NET (LOSS)/INCOME	(34,057)	(3,768)	10,361
Foreign currency translation adjustment	2,940	(681)	21
COMPREHENSIVE (LOSS)/INCOME	$(31,117)	$(4,449)	$10,382

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
(in thousands, except share data)
				Accumulated Other Comprehensive Income/(Loss)
	Common Stock		Additional Paid-In Capital		Retained Earnings
	Shares	Amount				Total
BALANCE — January 1, 2010	15,000	$15	$257	$(2,135)	$127,253	$125,390
Other comprehensive loss — foreign currency translation	—	—	—	21	—	21
Net income	—	—	—	—	10,361	10,361
Distributions	—	—	—	—	(5,331)	(5,331)
BALANCE — December 31, 2010	15,000	$15	$257	$(2,114)	$132,283	$130,441

Other comprehensive loss — foreign currency translation	—	—	—	(681)	—	(681)
Net loss	—	—	—	—	(3,768)	(3,768)
Change of par value of common stock from $1 per share to $100 per share	—	1,485	—	—	(1,485)	—
Distributions	—		—	—	(5,874)	(5,874)
BALANCE — December 31, 2011	15,000	$1,500	$257	$(2,795)	$121,156	$120,118

Other comprehensive loss — foreign currency translation	—	—	—	2,940	—	2,940
Net loss	—	—	—	—	(34,057)	(34,057)
BALANCE — December 31, 2012	15,000	$1,500	$257	$145	$87,099	$89,001

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Fiscal Years Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2012	2011	2010
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Net (loss)/income	$(34,057)	$(3,768)	$10,361
Depreciation and amortization	9,507	9,983	9,997
Change in assets and liabilities:
Receivable from brokers	(11,150)	14,693	(14,026)
Segregated cash	48,529	(23,003)	(150,869)
Accounts receivable	—	19	(238)
Prepaid assets	(1,692)	6,383	(396)
Accrued income	—	(7,691)	1,745
Other assets	1,057	3,547	(1,524)
Payables to customers	(40,079)	20,406	59,417
Accounts payable	920	1,145	(1,180)
Accrued expenses and other liabilities	(112)	(4,180)	1,298
Net cash (used)/provided in operating activities	$(27,077)	$17,534	$(85,415)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in security deposits	$39	$1,032	$(122)
Purchases of property and equipment	(4,800)	(9,865)	(10,146)
Payments received on note receivable - affiliate	714	693	653
Net cash used in investing activities	$(4,047)	$(8,140)	$(9,615)
CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to shareholder	—	(4,993)	(5,298)
Net cash used in financing activities	—	(4,993)	(5,298)
Effect of exchange rate changes on cash and cash equivalents	2,223	(783)	(35)
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	$(28,901)	$3,618	$(100,363)
CASH AND CASH EQUIVALENTS — Beginning of year	64,944	61,326	161,689
CASH AND CASH EQUIVALENTS — End of year	$36,043	$64,944	$61,326
SUPPLEMENTAL DISCLOSURES:
Income taxes paid	$752	$8,749	$9,558
Interest paid	$17	$12	$5
Non-cash investing activities:
Purchases of property and equipment in accounts payable	$1,142	$1,431	$2,245
Non-cash financing activities:
Non-cash distribution to shareholder	$—	$881	$—

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL FUTURES & FOREX, LTD. AND SUBSIDARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

1.	BACKGROUND
Global Futures & Forex, Ltd. and subsidiaries (the “Company”), a Michigan corporation, was formed and incorporated on May 13, 1997. The Company is registered as a Retail Foreign Exchange Dealer (RFED) with the Commodities Futures Trading Commission (CFTC) and is a member of the National Futures Association (NFA). The Company offers its customers an online trading system for speculation in currencies. Through a subsidiary, GFT Global Markets UK, Ltd. (GFT UK), the Company also offers contracts for differences and financial spread betting in certain countries.
The Company also has two other subsidiary companies, GFT Global Markets Asia Pte., Ltd. (GFT Asia) located in Singapore, and GFT DMCC, subsequently closed, located in Dubai. Both of these companies are referring parties for the Company’s financial products traded on its proprietary online trading system. The Company also has branch offices in Tokyo, Japan and Sydney, Australia.
In response to the regulatory matters discussed in Note 11 and the net losses incurred by the Company during 2012, management has taken several actions in the latter part of 2012 and in 2013. On December 7, 2012, all United States retail forex customer accounts were either transferred to GAIN Capital Holdings, Inc. and other retail forex firms or were closed and balances have been returned to customers. In January 2013, the Company applied to the NFA and CFTC to deregister as a RFED. The deregistration was effective in August 2013. On September 24, 2013, GAIN Capital Holdings, Inc. completed a transaction to acquire all the equity interests of the Company.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The Company prepares its accounts under accounting principles generally accepted in the United States of America (“generally accepted accounting principles”).
Consolidation - All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.
Segregated Cash - Segregated cash represents funds segregated or in separate accounts by the Company’s regulatory authorities. Included in segregated cash is cash segregated by GFT UK under Financial Services Authority (FSA) regulations. Also included in segregated cash are balances required to be segregated related to the Company’s operations in Singapore, Japan and Australia (in thousands):

	December 31,
	2012	2011
GFT UK Segregated Funds	$174,685	$142,930
Japan Branch Segregated Funds	11,120	66,047
GFT Asia Segregated Funds	7,856	—
Australia Branch Segregated Funds	—	25,704
Required under CFTC rules	—	454
	$193,661	$235,135

Receivable from Brokers - The Company has posted funds with brokers to support margin requirements related to the Company’s offset trading. In addition, the Company has cash in excess of required collateral. These amounts include gains or losses realized on liquidated contracts, as well as unrealized gains or losses on open positions. The balance also reflects unrealized gains or losses arising from open positions in the Company’s accounts.

Revenue Recognition - The Company is a market maker/dealer in the following financial products:

•	Spot forex - Also known as foreign exchange or currency trading, forex traders hope to generate a profit by speculating on the value of one currency compared to another.

•	Forex options - A contract to buy or sell an underlying currency pair at a specific price on a particular date in the future.

•
Contracts for differences (CFDs) - a CFD is a contract to exchange the difference between the opening and closing values of a trading instrument, multiplied by the number of CFDs in the contract. CFDs can be contracts with equity, commodity, bond, interest rate, foreign currency or stock index as the underlying market.

•
Spread bet (SB) - a spread bet is similar to a CFD with the primary difference being a built-in spread for the dealer rather than an additional commission. SBs also have tax advantages for UK residents. The Company classifies SBs with CFDs for financial reporting purposes.

•	Binary options - straightforward limited risk derivatives based on a simple yes/no proposition offering an intuitive way to trade financial markets with relatively low collateral.

Spot forex is traded by the Company with customers worldwide. The other four products are traded by GFT UK in approved jurisdictions outside of the United States.
Trading income is derived from trading by customers of financial products with the Company. Customers can buy or sell multiple contracts offered by the Company. The Company’s income as a dealer is based on the differential between the buy price and sell price resulting in gains or losses from trading. The Company’s trading system continually values open customer positions on a real time basis. At the end of each period, the Company records gains and losses from trading activity.
Gains or losses are realized when customer transactions are settled. Unrealized gains or losses on open positions are revalued at prevailing market rates at the end of each period. The Company also places offset trades with financial institutions in order to manage risk for customer transactions. Offset transactions are put in place to reduce or eliminate the trading risk for specific transactions or trading positions the Company incurs as the dealer on customer transactions. These offset transactions transfer that risk to other financial institutions. At the end of each period, trading income consists of gains or losses from settled trades plus unrealized gains or losses on open positions. Gains and losses from customer and offset transactions are recorded as Trading income, net on the consolidated statements of operations.
Commission income, principally from CFDs, and administrative fee income are recognized as earned.
Derivatives - The CFDs, SBs, binary options, and forex options are accounted for at fair value in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, Derivatives and Hedging (“ASC 815”) and are included in Payables to customers in the consolidated statements of financial condition. The Company did not designate any of its derivatives as hedging instruments.
Property and Equipment - Property and equipment are stated at cost, net of accumulated depreciation and amortization. Identifiable significant improvements are capitalized and expenditures for maintenance and repairs are charged to expense as incurred. The Company does not consider renewal options for the determination of the amortization period for leasehold improvements unless renewal is considered reasonably assured at the inception of the lease. Depreciation of assets included in projects or construction in progress commences when such assets are placed in service.
The Company accounts for costs incurred to develop its trading platform and related software in accordance with the ASC Topic 350-40-05, Internally Developed Software (“ASC 350”). ASC 350 requires that such technology be capitalized in the application and infrastructure development phases. Costs incurred relating to training, administration, and maintenance are charged to expense as incurred.

Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Computer hardware	4 years
Computer software	4 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of lease term or 7 years
Aircraft	5 years
Office equipment	5 years
Automobiles	5 years
Foreign Currencies - The Company prepares its consolidated financial statements in U.S. dollars (USD), the Company’s functional and reporting currency. Assets and liabilities denominated in currencies other than USD are translated into USD at the closing rate of exchange prevailing at the date of the consolidated statement of financial condition.
Revenues and expenses recorded in currencies other than USD are translated into USD at an average exchange rate during the period. The effects of foreign currency translation adjustments arising from differences in exchange rates from period to period are included in accumulated other comprehensive income or loss in the consolidated statements of financial condition.
Comprehensive Income/Loss - Comprehensive income/loss consists of net loss and foreign currency translation adjustments.
Long-Lived Assets - In accordance with FASB Topic ASC 360, Property, Plant, and Equipment (“ASC 360”), the Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such an asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized in the amount by which the carrying value exceeds the fair value of the long-lived asset. The Company has identified no such impairment losses as of December 31, 2012 and 2011.
Payable to Customers - Payables to customers represent amounts due to customers on trading accounts. These accounts include the total of deposits net of gains and losses arising from trading activity. The balance also reflects unrealized gains or losses arising from open positions in customer accounts.
Fair Value of Financial Instruments - The Company considers the amounts presented for financial instruments on the consolidated statements of financial condition to be reasonable estimates of fair value based on maturity dates, repricing characteristics and, where applicable, quoted market prices.
Income Taxes - The Company considers certain provisions of FASB Topic ASC 740, Income Taxes (“ASC 740”), with regard to accounting for uncertainty in income taxes. The Company is a Subchapter S corporation and is not directly liable for any federal income taxes. The Company does file corporate tax returns in various states and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2007. The State of Michigan is currently conducting an audit for the 2007-2010 tax years.
In connection with ASC 740 with regard to accounting for uncertainty in income taxes, the Company has reviewed all tax positions and has determined that there are no material uncertain tax positions as of December 31, 2012 and 2011.
Fair Value Measurement and Disclosures - FASB Topic ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active market.
Recent Accounting Standards Updates - In December 2011, the FASB issued ASU 2011-11 Balance Sheet: Disclosures about Offsetting Assets and Liabilities. The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position, as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for fiscal years beginning on or after January 1, 2013. The Company will add applicable disclosures in its 2013 interim financial statements.
In June 2011, the FASB issued ASU 2011-05, Comprehensive Income: Presentation of Comprehensive Income. This new standard impacts the presentation requirements relating to Comprehensive Income. This new standard is effective for fiscal years beginning after December 15, 2011. The Company’s comprehensive income is presented within the consolidated statements of operations and comprehensive (loss) / income.
Prior period adjustment - Subsequent to the issuance of the 2012 financial statements, management discovered that the Company did not properly eliminate certain intercompany transactions in 2012, 2011 and 2010 resulting in an overstatement of net trading income of $0.6 million, $3.1 million and $0.1 million, respectively and an understatement of payable to customers of $2.7 million and $2.1 million as of December 31, 2012 and 2011, respectively. The cumulative effect of these errors on periods prior to December 31, 2010 was reflected as an increase in retained earnings and a decrease in payable to customers of $0.9 million as of December 31, 2009. The 2012 and 2011 consolidated statements of financial condition, and the 2012, 2011 and 2010 consolidated statements of operations and comprehensive loss, and consolidated statements of cash flows as presented herein have been restated to reflect this immaterial correction of an error. The Company believes the effects of the prior period corrections are not material to the previously issued consolidated financial statements.

3.	CUSTOMER ACTIVITY AND RISK MANAGEMENT

In the normal course of business, the Company executes transactions with its customers on a margin basis. In connection with these activities, the Company acts as a market maker in a number of financial products, earning a dealer spread. The Company seeks to manage its market risk by generally entering into offsetting contracts with its prime brokers in the interbank market, also on a margin basis. These prime brokerage agreements allow the Company access to credit lines to trade financial products with major financial institutions worldwide. The Company is subject to credit risk or loss from counterparty nonperformance. In order to mitigate its credit risk, the Company trades only with major global financial institutions.
The Company seeks to control the risks associated with its customers’ activities by requiring its customers to maintain margin collateral. The trading platform does not allow customers to enter into trades if sufficient cash margin collateral is not on deposit with the Company. On a continuous basis, the Company monitors margin levels. In the event that a customer fails to meet margin requirements, the Company will liquidate open positions at market prices, which may result in unfunded customer losses. In the normal course of business, however, the Company relies on its proprietary technology and margin requirements to give the Company’s traders ample time to close positions before customer accounts are depleted.

4.	PROPERTY AND EQUIPMENT

A summary of property and equipment is as follows (in thousands):

	As of December 31,
	2012	2011
Computer software/hardware	$51,325	$47,066
Automobiles	319	319
Aircraft	1,730	1,730
Artwork	216	216
Office equipment	1,817	1,787
Furniture and fixtures	2,026	1,931
Leasehold improvements	7,620	7,280
	65,053	60,329
Less accumulated depreciation and amortization	(45,741)	(36,379)
Property and equipment - net	$19,312	$23,950

Depreciation and amortization expense was $9.5 million, $10.0 million and 10.5 million in the years ended December 31, 2012, 2011 and 2010, respectively.

5.	INCOME TAXES

The following table reconciles the income tax provision to the U.S. federal statutory income tax rate:

	As of December 31,
	2012	2011	2010
Statutory U.S. income tax rate	35.0%	35.0%	35.0%
S - Corp adjustment for federal taxes paid	(35.0)%	(35.0)%	(35.0)%
State taxes	0.4%	(8.5)%	(0.4)%
Foreign taxes	(1.9)%	182.4%	48.2%
Foreign benefit	2.2%	21.8%	5.5%
Change in valuation allowance	(2.2)%	(21.8)%	(5.5)%
	(1.5)%	173.9%	47.8%

As of December 31, 2012 and 2011, the Company had a deferred tax asset relating to net operating losses of GFT Asia and GFT’s branch in Japan totaling $3.7 million and $3.1 million, respectively. The net operating losses do not expire for GFT Asia and expire in 2019 for Japan. The Company has determined that it is more likely than not that the deferred tax assets will not be realized and therefore has recorded a valuation allowance against the entire deferred tax asset as of December 31, 2012 and 2011. The valuation allowance increased by $0.6 million and $1.1 million during the years ended December 31, 2012 and 2011, respectively.

6. FAIR VALUE MEASUREMENT

In accordance with FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (ASC 820), the Company defines fair value as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It establishes a fair value hierarchy for inputs used in measuring fair value and maximizes the use of observable inputs, and minimizes the use of unobservable inputs by prioritizing the use of the most observable input when available.
Valuation inputs broadly refer to the assumptions market participants would use in pricing the asset or liability, including assumptions about risk. The guidance distinguishes between (i) observable inputs, which are based on market data obtained from parties independent of the reporting entity, and (ii) unobservable inputs, which reflect the Company’s own assumptions about the judgments market participants would use.
A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is deemed significant to the fair value measurement. When a valuation uses multiple inputs from varying levels of the fair value hierarchy, the hierarchy level is determined based on the lowest level input (Level 3 being the lowest) that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
Derivative assets and liabilities, measured and reported at fair value, are classified and disclosed in one of three levels of the fair value hierarchy as follows:
Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2 - Valuations (other than quoted prices included in Level 1) for which all significant inputs are observable, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. This includes situations where there is little, if any, market activity for the asset or liability.
The following table summarizes the Company’s derivatives by level within the fair value hierarchy (in thousands).

	Fair Value Measurements on a Recurring Basis as of December 31, 2012
Financial assets:	Level 1	Level 2	Level 3	Total
Receivable from brokers:
Contracts for differences/spread bets	$—	$(5,542)	$—	$(5,542)
Forex options	—	13	—	13
Financial liabilities:
Payable to customers:
Contracts for differences/spread bets	—	13,048	—	13,048
Forex options	—	(7)	—	(7)

	Fair Value Measurements on a Recurring Basis as of December 31, 2011
Financial assets:	Level 1	Level 2	Level 3	Total
Receivable from brokers:
Contracts for differences/spread bets	$—	$(7,203)	$—	$(7,203)
Forex options	—	38	—	38
Financial liabilities:
Payable to customers:
Contracts for differences/spread bets	—	10,113	—	10,113
Forex options	—	(1)	—	(1)

There were no transfers between levels during the years ended December 31, 2012 and 2011.

7.	DERIVATIVES

The Company’s derivatives are summarized as follows (in thousands):

	Fair Value as of December 31, 2012
	Notional[1]	Fair value	Net gain/(loss)[3]
Contracts for differences/spread bets	$914,784	$7,506	$44,318
Binary options	—	—	184
Forex options	148,778	6	107

	Fair Value as of December 31, 2011
	Notional[2]	Fair value	Net gain/(loss)[3]
Contracts for differences/spread bets	$438,559	$2,910	$67,448
Binary options	—	—	53
Forex options	3,024	37	191
(1) Contracts for differences/spread bets amount consists of $220.7 million and $694.1 million relating to amounts classified in receivable from brokers and payables to customers, respectively. Forex options amount consists $79.8 million and $69 million relating to amounts classified in receivable from brokers and payable to customers, respectively.
(2) Contracts for differences/spread bets amount consists of $84.7 million and $353.8 million relating to amounts classified in receivable from brokers and payables to customers, respectively. Forex options amount consists $2.1 million and $0.9 million relating to amounts classified in receivable from brokers and payable to customers, respectively.
(3) Included in Trading income, net on the statements of operations and comprehensive (loss) / income.

8.	COMMITMENTS AND CONTINGENCIES

Leases - The Company has entered into a number of leases, primarily for office space. The leases expire on various dates through 2018. Rent expense for the year ended December 31, 2012, 2011, and 2010 was $3.4 million, $3.4 million, and $4.0 million, respectively, and is included in occupancy expenses in the consolidated statements of operations and comprehensive (loss) / income.
Future annual minimum lease payments, including maintenance and management fees, for non-cancelable operating leases as of December 31, 2012, are as follows (in thousands):

2013	$2,879
2014	2,106
2015	1,379
2016	728
2017	116
Thereafter	58
Total	$7,266
Contingencies - The Company is unable to predict regulatory sanctions, fines, or penalties, if any, that may result from the Company’s noncompliance with the minimum net capital rules discussed in Note 11. Management believes the outcome of any action will not be material to the financial position, results of operations, or cash flows of the Company.
The Company has recorded a liability of $4.7 million in Accrued expenses and other liabilities. This represents the Company's best estimate for the settlement of certain liabilities that were incurred as a result of ordinary course of operations. The actual amount required to settle these liabilities may vary from this estimate.
The Company is involved in various other legal or regulatory matters in the ordinary course of its business. Management believes the outcome of any action will not be material to the financial position, results of operations, or cash flows of the Company.

9.	BENEFIT PLANS

The Company sponsors a 401(k) retirement plan (the “Plan”). Substantially, all of the Company’s U.S. employees are eligible to participate in the Plan. Pursuant to the provisions of the Plan, the Company matches 50% of the employee’s contribution to the Plan up to 4% of the employee’s compensation. The expense recognized by the Company for its employees’ participation in the plan during the years ended December 31, 2012, 2011 and 2010 was $0.2 million, $0.2 million, and $0.1 million, respectively, and is included in employee costs on the consolidated statements of operations and comprehensive (loss) / income.

10.	RELATED-PARTY TRANSACTIONS

The Company leases certain office space from an entity controlled by the Company’s shareholder. The total amount paid under this arrangement was $1.1 million, $1.1 million, and $1.1 million for the year ended December 31, 2012, 2011 and 2010, respectively.
The Company has a note receivable from an entity controlled by the Company’s shareholder. This note is due and payable in sixty monthly installments with the final payment due April 2014 with interest accruing at a rate of 3%. As of December 31, 2012 and 2011, there was a balance outstanding of $1.0 million and $1.7 million, respectively, on the note.

11.	NET CAPITAL REQUIREMENTS

The Company utilized consolidated balances to compute its regulatory net capital through November 27, 2012. On November 28, 2012, the NFA informed the Company that it considered that the Company was in breach of the minimum net capital requirements because the method the Company was utilizing to prepare its regulatory net capital was not in compliance with the net capital rule. Upon being informed of the NFA’s position, the Company immediately took action to bring itself into regulatory compliance consistent with the NFA’s view, and decided to exit its United States retail forex customer trading business. All United States retail forex customer accounts were either transferred to GAIN Capital Holdings, Inc. and other retail forex firms or were closed and balances have been returned to customers. This was completed in December 2012. No gain or loss was recognized on the transfers. In January 2013, the Company applied to the NFA and CFTC to deregister as a RFED. The deregistration was effective in August 2013.
The Company is subject to the minimum net capital requirement pursuant to Regulation 1.17 under the Commodity Exchange Act. As of December 31, 2012, the Company has net capital of $6.0 million, a minimum net capital requirement of $20.0 million and a deficiency in net capital of $14.0 million. The Company would have had a deficiency in net capital for periods prior to December 31, 2012 under the calculation methodology utilized by the Company commencing on November 28, 2012. Upon deregistration as an RFED, the minimum net capital requirement was changed to $1.0 million, which is the minimum net capital requirement for a futures commission merchant.
GFT UK is subject to the minimum capital requirements under the FSA rules. As of December 31, 2012, GFT UK had net capital of $56.2 million, which was $24.7 million in excess of the required net capital of $31.5 million.

12.	SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2012 to assess the need for potential recognition or disclosure in these consolidated financial statements. Such events were evaluated through November 18, 2013, the date these consolidated financial statements were issued.
In January 2013, the Company applied to the NFA and CFTC to deregister as a RFED. The degregistration was effective in August 2013.
All of the equity interests of the Company were acquired by GAIN Capital Holdings, Inc. on September 24, 2013.